Execution

Amendment No. 4
To
Transfer Agency And Services Agreement

This Amendment No. 4 To Transfer Agency And Services Agreement, dated as of June 12, 2019 (“Amendment No. 4”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and RMB Investors Trust (the “RMB”), on its own behalf and on behalf of each portfolio of the Investment Company listed on Schedule A to the Amended Agreement. (as defined herein) (each a “Fund”).

Background

BNYM (under its former name PFPC Inc.) and RMB (under its former name Burnham Investors Trust) previously entered into the Transfer Agency And Services Agreement, made as of June 1, 2005, BNYM (under its former name PNC Global Investment Servicing (U.S.) Inc.) and RMB (under its former name Burnham Investors Trust) previously entered into the Red Flags Services Amendment, dated as of November 1, 2008, and BNYM and RMB previously entered into Amendment No. 2 To Transfer Agency And Services Agreement, dated as of January 5, 2017 and Amendment No. 3 To Transfer Agency And Services Agreement, dated as of December 19, 2017 (collectively, the “Current Agreement”). The parties intend that the Current Agreement be amended as set forth in this Amendment No. 4.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.    Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Schedule A and replacing it in its entirety with the Schedule A attached to Amendment No. 4 To Transfer Agency And Services Agreement, dated as of June 12, 2019, between BNYM and RMB.

2.    Adoption of Amended Agreement by New Funds. Each Fund that has been added to Schedule A by virtue of this Amendment No. 4 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 4, it becomes and is a party to the Current Agreement as amended by this Amendment No. 4 (“Amended Agreement”) as of the date first written above or, if earlier, the date services were first provided to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date.

3.    Remainder of Current Agreement. Except as specifically modified by this Amendment No. 4, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.    Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 4.

5.    Entire Agreement. This Amendment No. 4 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.    Facsimile Signatures; Counterparts. This Amendment No. 4 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 4 or of executed signature pages to this Amendment No. 4 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 4.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By: /s/ William H. Blatchford

Name: William H. Blatchford

Title: Managing Director

RMB Investors Trust
On behalf of itself and each Fund set forth on Schedule A in its individual and separate capacity, and not on behalf of any other Fund

By: /s/ Frank A. Passantino

Name: Frank A. Passantino

Title: First Vice President

SCHEDULE A

(Dated: June 12, 2019)

THIS SCHEDULE A is Schedule A to that certain Transfer Agency And Services Agreement dated as of June 1, 2005 between BNY Mellon Investment Servicing (US) Inc. and RMB Investors Trust.

List of Portfolios

RMB Dividend Growth Fund*
RMB Fund
RMB International Small Cap Fund
RMB International Fund
RMB Japan Fund
RMB Mendon Financial Long/Short Fund
RMB Mendon Financial Services Fund
RMB Small Cap Fund*
RMB SMID Cap Fund*

*Servicing expected to commence June 24, 2019.